Exhibit 99.1
Fluence Energy, Inc. Reports Third Quarter 2022 Results
Strong Cash Generation Showcases Backlog Conversion and Balance Sheet Strength
ARLINGTON, Va., August 15, 2022 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products and services as well as digital applications for renewables and storage, today announced its results for the three months ended June 30, 2022.
Strategic and Operational Highlights
Third Fiscal Quarter Ended June 30, 2022
•Slightly slower contracting in the third fiscal quarter following two outstanding quarters:
◦Entered into 311 MW of energy storage product contracts during the quarter;
◦Entered into 81 MW of energy service contracts during the quarter; and
◦Entered into 804 MW of Fluence IQ digital contracts during the quarter.
•First nine months of fiscal year 2022 energy storage product order intake of 1,493 MW already surpasses all of prior fiscal year order intake of 1,311 MW; and
•Launched Fluence Academy's online training program to advance industry knowledge of energy storage operations.
Recent Developments
•Opened India technology center underscoring commitment to the region and execution of global product strategy; and
•Entered into a binding agreement to form a partnership with ReNew Power in India, expected to commence operation in October.
Financial Results
•Third fiscal quarter financial results:
◦Revenue of $239 million, down 14% year over year, in line with expectations given the recent COVID-19 related lockdowns in China.
◦Gross profit margin was approximately negative 2% an improvement of three percentage points from approximately negative 5% for the same quarter last year, in line with expectations.
◦Net loss of $61 million, compared to net loss of $39 million for the same quarter last year, in line with expectations.
◦Adjusted EBITDA1 for the third fiscal quarter was negative $48 million, compared to negative $35 million for the same quarter last year.
◦Total cash and cash equivalents was approximately $762 million as of June 30, 2022, an increase of approximately $39 million from March 31, 2022, stronger than expected.
1 *Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.

•Total backlog2 of $2.1 billion as of June 30, 2022, comprised of approximately $1.8 billion from energy storage products, and approximately $0.3 billion from recurring revenues businesses (energy storage services and Fluence IQ). This compares to our March 31, 2022 total backlog of $2.2 billion.
Executive Summary
Commenting on the quarter, Manuel Perez Dubuc, the Company’s Chief Executive Officer, said “We continue to make progress on mitigating the headwinds impacting our margins. Thanks to the team's dedication in establishing relationships with multiple shipping and logistics companies in December of last year, we are now starting to see the benefits of these relationships with our shipping partners offering better terms and greater optionality. Additionally, we are making strides in diversifying our suppliers. However, we continue to see a tight battery and inverter market in 2023. We remain focused on reducing our project cost overruns as we install and commission our products and expect these headwinds to ease as we progress through the coming quarters.
I’m pleased to report that thanks to our strong order intake during the third quarter, in the first nine months of fiscal year 2022 we have already surpassed our order intake for all of fiscal year 2021. This achievement reflects the robust demand for our energy storage products, services, and digital applications as the world transitions towards renewable energy.
Additionally, we are encouraged by the progress we're seeing in U.S. policies with the proposed Inflation Reduction Act of 2022. There are several elements of this proposed legislation that would provide significant upside for Fluence, namely the 30% investment tax credit for standalone energy storage. We believe that would provide our business with tremendous opportunities in the U.S. as additional projects are brought forward. While our financial plan has never relied on any subsidies, we are pleased to see the U.S. government take serious steps towards decarbonizing our world.
As we look to close out this fiscal year, we underscore the progress we have made and adversity we have overcome to deliver our customers best in class storage solutions. While we remain under force majeure with many of our battery suppliers, we are encouraged by the increasing volumes we are seeing as our battery suppliers begin to recover from the recent COVID-19 related lockdowns in China. We will continue to explore ways to diversify our battery supply as we engage with players throughout the value chain and we remain committed to reducing our project costs. We are excited about our future and look forward to show further progress on our margins in the fourth quarter.”
Commenting on the Company’s financial results, Dennis Fehr, the Company’s Chief Financial Officer, said “During the third fiscal quarter, we continued to make progress on improving our gross profit while bolstering our liquidity. I am pleased to report our cash position increased over the quarter and sits at more than $760 million as of the end of the third quarter, providing us with the liquidity and stability necessary for the expected working capital build in our fourth quarter and until we reach cash and bottom-line break even in fiscal year 2024. We are focused on maintaining our positive momentum into the fourth quarter and are encouraged by the incremental benefits we see from the Inflation Reduction Act."
Fiscal Year 2022 Total Revenue Guidance
The Company reaffirms fiscal year 2022 total revenue guidance of approximately $1.1 billion at the lower end of the previously provided range. This guidance is predicated on the on-time arrival of products which are currently in transit and the handover to our customers to recognize the related revenue in the remaining 45 days of the quarter. Additionally, this also assumes that headwinds related to ongoing COVID-19 related energy storage product shipping delays and the resulting shifting of our project-related revenue into the next fiscal year will continue to lessen during the fourth quarter.

2 For our energy storage products contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital application contracts, contracted backlog includes signed agreements where the associated subscription has not started.

Share Count
The shares of the Company’s common stock as of June 30, 2022 are presented below:

in millions	Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58.587
Class A common stock held by Siemens AG	58.587
Class A common stock held by Qatar Holding LLC	18.493
Class A common stock held by public	37.032
Total Class A and Class B-1 common stock outstanding	172.699
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EDT on Tuesday, August 16th, 2022, to discuss the results. To participate, analysts are required to register by clicking Fluence Energy Q3 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Listen - Only Webcast , or on http://Fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1 p.m. on Tuesday, August 16, 2022. The replay will be available on the company’s website at https://Fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.
Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Loss, and Free Cash Flows, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.
About Fluence

Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and digital applications for renewables and storage. With a presence in 30 global markets, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and the Fluence IQ Platform, which delivers AI-enabled digital applications for managing and optimizing renewables and storage from any provider. Fluence is transforming the way we power our world by helping customers create more resilient and sustainable electric grids. For more information, visit Fluence’s website, or follow us on LinkedIn or Twitter.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2022 Total Revenue Guidance,” and other statements regarding the Company's future financial performance, anticipated demand for the Company's energy storage products, relationships with new and existing suppliers, the mitigation of the impacts of COVID-19 related shipping delays, and the Company's business strategies, expansion plans, impact of the proposed Inflation Reduction Act or any other proposed legislation, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to successfully execute our business and growth strategy, including realizing the expected benefits of our partnerships with ReNew, Pexapark and QuantumScape and from our acquisition of Nispera as well as other strategic initiatives we may enter into in the future, our ability to develop new product offerings and services, the potential adverse effects of the ongoing global COVID-19 pandemic, including capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns, the continuance of headwinds, the passage and adoption into law of the Inflation Reduction Act of 2022, and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”) on December 14, 2021, Item 1A. “Risk Factors” in our Quarterly Reports on Form 10-Q, and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Contacts
Analyst
Lexington May
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com

Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenue	$115,999	$264,683	$258,850	$430,397
Revenue from related parties	123,011	13,512	497,771	62,164
Total revenue	239,010	278,195	756,621	492,561
Cost of goods and services	244,207	293,150	829,714	501,702
Gross (loss) profit	(5,197)	(14,955)	(73,093)	(9,141)
Operating expenses:
Research and development	18,129	4,740	42,227	17,251
Sales and marketing	8,398	6,826	27,647	16,747
General and administrative	27,334	9,238	83,771	24,236
Depreciation and amortization	1,972	1,262	4,892	3,494
Interest expense	573	424	1,938	899
Other income (expense), net	(205)	349	83	(162)
Loss before income taxes	(61,808)	(37,096)	(233,485)	(71,930)
Income tax expense	(979)	1,680	(493)	2,874
Net loss	(60,829)	(38,776)	(232,992)	(74,804)
Net loss attributable to non-controlling interests	$(41,482)	$(38,776)	$(165,656)	$(74,804)
Net loss attributable to Fluence Energy, Inc.	$(19,347)	n/a	$(67,336)	n/a

Weighted average number of Class A common shares outstanding:
Basic and diluted	55,625,566	n/a	54,637,372	n/a
Loss per share of Class A common stock
Basic and diluted	$(0.35)	n/a	$(1.23)	n/a

Foreign currency translation gain (loss), net of income tax (expense) benefit of $0 in each period	1,631	19	1,910	(710)
Total other comprehensive income (loss)	1,631	19	1,910	(710)
Total comprehensive loss	(59,198)	(38,757)	(231,082)	(75,514)
Comprehensive loss attributable to non-controlling interest	$(40,367)	$(38,757)	$(164,470)	$(75,514)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(18,831)	n/a	$(66,611)	n/a

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	June 30, 2022	September 30, 2021
Assets
Current assets
Cash and cash equivalents	$676,951	$36,829
Restricted cash	75,093	1,240
Trade receivables, net of allowances ($82 and $90 at June 30, 2022 and September 30, 2021, respectively)	93,196	46,664
Unbilled receivables	101,139	101,975
Receivables from related parties	49,318	33,362
Advances to suppliers	62,197	9,741
Inventory, net	453,713	389,787
Other current assets	39,140	41,917
Total current assets	1,550,747	661,515
Non-current assets
Property and equipment, net	9,292	8,206
Intangible assets, net	53,496	36,057
Goodwill	25,214	9,176
Deferred income tax asset	1,184	1,184
Advances to suppliers	17,500	—
Debt issuance cost	2,793	222
Other non-current assets	12,349	1,315
Total non-current assets	121,828	56,160
Total assets	$1,672,575	$717,675
Liabilities, Stockholders’ Equity, Members’ Deficit, and Mezzanine Equity
Current liabilities
Accounts payable	$220,586	$158,366
Deferred revenue	371,030	71,365
Borrowing from line of credit	—	50,000
Borrowing from related parties	—	50,000
Personnel related liabilities	17,462	12,861
Accruals and provisions	135,410	186,143
Payables and deferred revenue with related parties	233,433	227,925
Taxes payable	11,743	12,892
Other current liabilities	4,374	1,941
Total current liabilities	994,038	771,493
Non-current liabilities
Personnel related liabilities	—	—
Other non-current liabilities	7,454	2,381
Total non-current liabilities	7,454	2,381
Total liabilities	1,001,492	773,874
Mezzanine equity (0 and 18,493,275 units issued and outstanding as of June 30, 2022 and September 30, 2021, respectively)	—	117,235
Stockholders’ Equity / Members’ Deficit
Members’ capital contributions	—	106,152
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 114,112,407 shares issued and outstanding as of June 30, 2022.	1	—
Class B-1 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 58,586,695 shares issued and outstanding as of June 30, 2022	—	—
Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022	—	—
Treasury stock, at cost	(4,991)	—
Additional paid-in capital	530,747	—
Accumulated other comprehensive income (loss)	515	(285)
Accumulated deficit	(67,337)	(279,301)
Total stockholders’ equity attributable to Fluence Energy, Inc./ Members’ deficit	458,935	(173,434)

Non-controlling interest	212,148	—
Total stockholders’ equity and members’ deficit	671,083	(173,434)
Total liabilities, stockholders’ equity, members’ deficit, and mezzanine equity	$1,672,575	$717,675

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Nine Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(232,992)	$(74,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,892	3,494
Amortization of debt issuance costs	550	—
Stock-based compensation expense	26,360	—
Provision (Benefit) on loss contracts	2,282	3,004
Changes in operating assets and liabilities:
Trade receivables	(46,343)	(29,359)
Unbilled receivables	836	(22,957)
Receivables from related parties	(15,956)	24,689
Advances to suppliers	(52,456)	(11,259)
Inventory	(77,255)	(319,946)
Other current assets	(118)	(13,885)
Other non-current assets	(17,556)	(2)
Accounts payable	68,154	(9,928)
Payables and deferred revenue with related parties	5,507	144,038
Deferred revenue	298,986	16,545
Current accruals and provisions	(53,016)	126,123
Taxes payable	(1,150)	60
Other current liabilities	(1,669)	(41)
Other non-current liabilities	(2,031)	1,112
Cash settled for stock based compensation	8,703	—
Insurance proceeds received	10,000	—
Net cash used in operating activities	(60,943)	(139,277)
Investing activities
Purchase of equity securities	(1,124)	—
Payments for acquisition of businesses, net of cash acquired	(29,215)	(18,000)
Purchase of property and equipment	(2,675)	(2,999)
Net cash used in investing activities	(33,014)	(20,999)
Financing activities
Capital contributions from founders	—	6,280
Proceeds from issuance of Class B membership units	—	125,000
Repurchase of class A common stock placed into treasury	(4,991)	—
Proceeds from exercise of stock options	1,233	—
Payment of transaction cost related to issuance of Class B membership units	(6,320)	(7,728)
Borrowing from promissory notes – related parties	—	75,000
Repayment of promissory notes – related parties	(50,000)	(75,000)
Borrowing from line of credit	—	50,000
Repayment to line of credit	(50,000)	(50,000)
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	935,761	—
Payments of deferred equity issuance costs	(7,103)	(1,012)
Other	—	3,189
Net cash provided by financing activities	815,460	125,729
Effect of exchange rate changes on cash and cash equivalents	2,473	(763)
Net increase (decrease) in cash and cash equivalents	723,976	(35,310)
Cash, cash equivalents, and restricted cash as of the beginning of the period	38,068	95,051

Cash, cash equivalents, and restricted cash as of the end of the period	$762,044	$59,741

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of June 30, 2022 and September 30, 2021, and for the three months and nine months ended June 30, 2022 and 2021.

(amounts in MW)	June 30, 2022	September 30, 2021	Change	Change %
Energy Storage Products
Deployed	1,580	971	609	62.7%
Contracted Backlog	3,564	2,679	885	33.0%
Pipeline	16,999	14,161	2,838	20.0%
Service Contracts
Asset under Management	1,511	772	739	95.7%
Contracted Backlog	1,853	1,918	(65)	(3.4%)
Pipeline	15,565	10,930	4,635	42.4%
Digital Contracts
Asset under Management(a)	12,753	3,108	9,645	310.3%
Contracted Backlog	3,676	1,629	2,047	125.7%
Pipeline(a)	18,475	3,301	15,174	459.7%
(a)Assets under Management and Pipeline includes an increase of 7,745 MW and 15,014 MW, respectively, as a result of the Nispera acquisition.

(amounts in MW)	Three Months Ended June 30,				Nine Months Ended June 30,
	2022	2021	Change	Change %	2022	2021	Change	Change %
Energy Storage Products
Contracted	311	338	505	149.4%	1,493	490	1,003	204.7%
Service Contracts
Contracted	81	870	(446)	(51.3)%	674	1,210	(536)	(44.3)%
Digital Contracts
Contracted	804	575	(278)	(48.3)%	3,930	1,734	2,196	126.6%

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended June 30,		Change	Change %	Nine Months Ended June 30,		Change	Change %
	2022	2021			2022	2021
Net loss	$(60,829)	$(38,776)	$(22,053)	(56.9)%	$(232,992)	$(74,804)	$(158,188)	(211.5)%
Add (deduct):
Interest expense (income), net	(226)	424	(650)	153.3	849	901	(52)	(5.8)
Income tax expense	(979)	1,680	(2,659)	(158.3)	(493)	2,874	(3,367)	(117.2)
Depreciation and amortization	1,972	1,262	710	56.3	4,892	3,494	1,398	40.0
Stock-based compensation(a)	7,397	—	7,397	n/a	35,002	—	35,002	n/a
Other expenses(b)	4,270	18,150	(13,880)	(76.5)	48,326	18,150	30,176	166.3
Adjusted EBITDA	$(48,395)	$(17,260)	$(31,135)	180.4%	$(144,416)	$(49,385)	$(95,031)	(192.4)%
(a) Included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended June 30, 2022 included a $3.9 million related to COVID-19 pandemic costs related to project charges net of excess shipping costs, and a $0.4 million loss related to the 2021 Cargo Loss Incident.
Amount for the nine months ended June 30, 2022 included $39.1 million costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs, a $9.0 million loss related to the 2021 Cargo Loss Incident, and $0.1 million IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Three Months Ended June 30,		Change	Change %	Nine Months Ended June 30,		Change	Change %
	2022	2021			2022	2021
Total revenue	$239,010	$278,195	$(39,185)	(14.1)%	$756,621	$492,561	$264,060	53.6%
Cost of goods and services	244,207	293,150	(48,943)	(16.7)	829,714	501,702	328,012	65.4
Gross (loss) profit	(5,197)	(14,955)	9,758	(65.2)	(73,093)	(9,141)	(63,952)	699.6
Add (deduct):
Stock-based compensation(a)	2,604	—	2,604	n/a	6,881	—	6,881	n/a
Other expenses(b)	4,270	16,637	(12,367)	n/a	48,326	16,637	31,689	190.5
Adjusted Gross Profit (Loss)	$1,677	$1,682	$(5)	(0.3)%	$(17,886)	$7,496	$(25,382)	(338.6)%
Adjusted Gross Profit Margin %	0.7%	0.6%			(2.4)%	1.5%
(a) Included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended June 30, 2022 included a $3.9 million related to COVID-19 pandemic costs related to project charges net of excess shipping costs, and a $0.4 million loss related to the 2021 Cargo Loss Incident.
Amount for the nine months ended June 30, 2022 included $39.1 million costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs, and a $9.0 million loss related to the 2021 Cargo Loss Incident.
(c) Some amounts may not reconcile due to rounding.

($ in thousands)	Three Months Ended June 30,		Change	Change %	Nine Months Ended June 30,		Change	Change %
	2022	2021			2022	2021
Net loss	$(60,829)	$(38,776)	$(22,053)	(56.9)%	$(232,992)	$(74,804)	$(158,188)	(211.5)%
Add (deduct):
Amortization of intangible assets	1,334	888	446	50.2	3,172	2,637	535	20.3
Stock-based compensation(a)	7,397	—	7,397	n/a	35,002	—	35,002	n/a
Other expenses(b)	4,270	18,150	(13,880)	n/a	48,326	18,150	30,176	166.3
Adjusted Net Loss	$(47,828)	$(19,738)	$(28,090)	(142.3)%	$(146,492)	$(54,017)	$(92,475)	(171.2)%
(a) Included awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months ended June 30, 2022 included a $3.9 million reduction related to COVID-19 pandemic costs as a result of release of prior period project charges net of excess shipping costs, and a $0.4 million loss related to the 2021 Cargo Loss Incident.
Amount for the nine months ended June 30, 2022 included $39.1 million costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs, a $9.0 million loss related to the 2021 Cargo Loss Incident, and $0.1 million IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Nine Months Ended June 30,		Change	Change %
	2022	2021
Net cash used in operating activities	$(60,943)	$(139,277)	$78,334	56.2%
Less: Purchase of property and equipment	(2,675)	(2,999)	324	(10.8)
Free Cash Flows	$(63,618)	$(142,276)	$78,658	55.3%